UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, the Board of Directors and holders of a majority of voting securities of VIASPACE Inc. (the "Company") approved the 2015 Stock Incentive Plan, or the 2015 Plan. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, dividend equivalent right, performance stock awards, performance cash awards, and other stock-based awards, collectively, the "stock awards." Stock awards may be granted under the 2015 Plan to our employees, directors and consultants.

The maximum number of shares of common stock available for issuance under the 2015 Plan is 800,000,000 shares. The shares of common stock subject to stock awards granted under the 2015 Plan (including any awards granted under the Prior Plans) that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the 2015 Plan and be available for issuance under the 2015 Plan. 175,000,000 shares have been set aside for issuance to Haris Basit pursuant to his employment agreement and will reduce the shares available for issuance under the 2015 Plan.

In the event of a corporate transaction, change of control or related entity disposition, outstanding stock awards under the 2015 Plan shall be terminated unless they are assumed, continued, or substituted by the surviving corporation. The Plan Administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction, change of control or related entity disposition or at the time of the corporate transaction, change of control or related entity disposition to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested stock awards and the release from restrictions on transfer and repurchase or forfeiture rights of such stock awards in connection therewith, on such terms and conditions as the Plan Administrator may specify. The Plan Administrator also shall have the authority to condition any such stock award vesting and exercisability or release from such limitations upon the subsequent termination of the service within a specified period following the effective date of the corporate transaction, change of control or related entity disposition.

The Board or a duly appointed committee thereof may suspend or terminate the 2015 Plan at any time. The 2015 Plan is scheduled to terminate immediately prior to the 10th anniversary of the date it was adopted by the Board. No rights may be granted under the 2015 Plan while the 2015 Plan is suspended or after it is terminated. The Board or a duly appointed committee thereof may amend or modify the 2015 Plan at any time, subject to any stockholder approval required by applicable law or regulation.

The 2015 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2015 Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below under Item 5.07, pursuant to a written consent of holders of a majority of voting securities (the "Written Consent") dated as of August 5, 2015, the stockholders holding a majority of voting securities of the Company approved an amendment to the Company’s charter to increase the total number of authorized shares of the Company’s capital stock from 1,810,000,000 to 3,910,000,000 shares, consisting of 3,900,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. The charter amendment became effective on August 7, 2015 upon filing with, and acceptance for record by, the Secretary of State of the State of Nevada. A copy of the Certificate of Amendment of Articles of Incorporation effecting the increase in authorized capital stock of the Company is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 5, 2015, through the written consent of holders of a majority of voting securities consisting of one share of Series A Preferred Stock which constitutes 50.1% of the outstanding voting securities, the stockholders of the Company voted on and approved (1) an amendment to the Company’s charter that increased the total number of authorized shares of the Company’s capital stock from 1,810,000,000 to 3,910,000,000 shares and (2) the 2015 Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number Description

3.1 Certificate of Amendment to Articles of Incorporation, effective August 7, 2015, increasing the authorized capital stock of the Company.

10.1 2015 Stock Incentive Plan of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

August 10, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: CFO

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, effective August 6, 2015, increasing the authorized capital stock of the Company.
10.1	2015 Stock Incentive Plan of the Company.